EXHIBIT 32.2

                   Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Obsidian Enterprises, Inc. (the "Company") certifies that the annual report on Form 10-K of the Company for the fiscal year ended October 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2004         /s/ Rick D. Snow
                                ------------------------------------------------
                                Rick D. Snow
                                Executive Vice President/Chief Financial Officer